Exhibit 10.13
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks denote omissions.
MANUFACTURING PRODUCT SCHEDULE #5997-02 – LARGE SCALE
MANUFACTURING OF COVID-19 VACCINE DRUG SUBSTANCE
Pursuant to the Master Services Agreement dated July 24, 2020, by and between AstraZeneca Pharmaceuticals LP (“AstraZeneca”) and Emergent Manufacturing Operations Baltimore, LLC (“Service Provider”) (the “Master Services Agreement”) and in consideration of the mutual promises contained therein and for other good and valuable consideration the receipt and adequacy of which each of the Parties does hereby acknowledge, the Parties hereby agree to enter into this Manufacturing Product Schedule entitled – LARGE SCALE MANUFACTURING OF COVID-19 VACCINE DRUG SUBSTANCE, which is designated Product Schedule #5997- 02 (this “Product Schedule”). This Product Schedule is effective as of July 24, 2020 and shall terminate upon completion of the Services set forth in this Product Schedule, unless earlier terminated as permitted in the Master Services Agreement. Capitalized terms used in this Product Schedule that are not otherwise defined herein have the meanings given to them in the Master Services Agreement.
1.Services. AstraZeneca shall purchase and Service Provider will render to AstraZeneca the following Services:
1.1. Raw Materials. Service Provider and AstraZeneca will identify quantities and lead time of raw materials that comprise the bill of materials (“BOM”) for the scale up from [**] to [**] as well as the implementation of process changes being implemented by AstraZeneca, referenced as “Process [**]”. Work Order #5997-01 only included, as pass-through costs, raw materials for [**] and “Process [**]” for [**] Batches in Area [**] and [**] Batches in Area [**]. Estimated pass-through costs shall be updated based on the change in scale, process and number of Batches.
1.2 Drug Substance Manufacturing. The GMP Batches will be executed using a master batch record approved in writing by both Parties. The GMP Batches will be evaluated for release based upon the executed batch records, analytical release assays, and Product Specifications. Additionally, the drug substance manufacturing process will be scaled-up to [**] based upon Process [**].
1.3 Drug Substance Testing. The GMP Batches will be characterized, tested for in-process quality attributes, quality assurance (“QA”) reviewed and evaluated for release using phase appropriate validated analytical methods. Analytical testing results will be provided as a Certificate of Analysis (CoA) after QA review and any associated deviation reports will be provided.
2.Deliverables, AstraZeneca Materials and Subcontractors.
2.1 Deliverables for Drug Substance Manufacturing: executed batch record per Batch, test results per Batch, CoA per Batch.
CONFIDENTIAL AND PROPRIETARY

2.2 AstraZeneca Materials: AstraZeneca will provide to Service Provider the following materials for the Services (specifically for, Process [**]): [**], [**], lab notebooks, master batch records and other materials describing the current lab scale process, current lab scale bill of material, formulation description, formulation development history, stability data, as available, manufacturing process details, analytical methods, as available, corresponding primers, probes, and reference standards (when applicable).
2.3 Approved Subcontractors: Approved non-Affiliate subcontractors Service Provider will and/or may use to perform Services include:
[**]
3.Timeline.
The Service Provider presents the following nonbinding estimated timeline to represent the currently expected duration of activities which is subject to change at the Service Provider’s sole discretion and/or due to the timing of events beyond the Service Provider’s control, including but not limited to (i) the timing of the receipt of this executed Product Schedule and valid purchase order, and/or (ii) acquisition of materials and receipt of AstraZeneca Materials. All timelines set forth in this Product Schedule are estimated and based on a number of assumptions and currently known information. AstraZeneca acknowledges that portions of the work to be performed are experimental in nature and may not have been fully validated within generally accepted standards of the pharmaceutical industry. To the extent assumptions or information change, or there are unexpected results or events or delays, including but not limited to delays in receipt of materials or information from AstraZeneca, timelines may be impacted.
[**]
4.Service Fees.
4.1 The fees due to Service Provider for Services under this Work Order shall be as follows:
Area [**]

Drug Substance Manufacturing (Area [**] Initial Batches)
Qty	Task	Deliverable	Direct Fees	Est. Pass Through Costs	Line Total
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
Subtotal			[**]	[**]	[**]

Drug Substance Manufacturing (Area [**] Additional Batches)
Qty	Task	Deliverable	Direct Fees	Est. Pass Through Costs	Line Total
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
Subtotal			[**]	[**]	[**]
[**]
The capacity window to manufacture up to [**] Batches at the Bayview facility in Area [**] assuming Process [**] is [**] through [**] and assumes both an agreed upon campaign start date of [**] and availability of required raw materials. If the start date is adjusted, the Parties will agree, in writing via a Change Order, on the revised number of Batches to be manufactured during the available capacity window.
Area [**]
* [**] are subject to United States Government approval and all pricing set forth herein is in addition to payments payable to Service Provider by BARDA for Services under the Task Order such as BARDA Capacity Commitment Fees.

Drug Substance Manufacturing (Area [**] Initial Batches)
Qty	Task	Deliverable	Direct Fees	Est. Pass Through Costs	Line Total
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
Subtotal			[**]	[**]	[**]

Drug Substance Manufacturing (Area [**] Additional Batches)
Qty	Task	Deliverable	Direct Fees	Est. Pass Through Costs	Line Total
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**][**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
Subtotal			[**]	[**]	[**]
[**]
The estimated pass through costs are exclusive of the administrative fee. The administrative fee of [**]% will be added to the actual cost of the pass-through costs, including raw materials.
The capacity window to manufacture up to [**] batches at the Bayview facility in Area [**] assuming Process [**] is [**] through [**], 2021 and assumes both an agreed upon campaign start date of [**] and availability of required raw materials and equipment. If the start date is adjusted, the Parties will agree, in writing in a Change Order, on the revised number of Batches to be manufactured during the available capacity window.

Drug Substance Manufacturing (Area [**] Extended Batches)
Qty	Task	Deliverable	Direct Fees	Est. Pass Through Costs	Line Total
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
Subtotal			[**]	[**]	$63,248,100
[**]
The provisions in Clause 1.3.2 of the Master Services Agreement apply to the Extended Batches set forth in the table above. The Extended Batches shall only be included in the number of Batches of Product identified in this Product Schedule upon AstraZeneca’s issuance of the Batch Exercise Notice in accordance with Clause 1.3.2 of the Master Services Agreement.
The Extended Batches capacity window to manufacture up to [**] batches at the Bayview facility in Area [**], subject to acceptance assuming Process [**] is [**] through [**] and assumes both a continuation of the previous campaign ending in [**], 2021 and availability of required raw materials and equipment. If the start date is adjusted and it is not an extension of the previous campaign, the Parties will agree, in writing in a Change Order, on the revised pricing and number of Batches to be manufactured during the available capacity window.
Summary

Total
Task	Direct Fees	Est. Pass Through Costs	Line Total
Area [**] Manufacturing Summary	[**]	[**]	[**]
Area [**] Manufacturing Summary	[**]	[**]	[**]
Total	[**]	[**]	$174,306,844

4.2 AstraZeneca shall pay Service Provider all fees and costs set forth in this Product Schedule in accordance with the following payment schedule: (a) Service Provider will issue invoices for [**]% of all fees upfront upon initiation of the specified activity or task, with Service Provider issuing an invoice for the remaining [**]% upon completion of the applicable activity or task; and (b) Service Provider will issue invoices for [**]% of all pass-through costs plus the administrative fee of [**]% upon order placement for the materials, with the remaining [**]% to be invoiced upon Service Provider’s receipt of the materials. Invoices shall be payable in accordance with the terms of the Master Services Agreement.
4.3 For clarity, AstraZeneca agrees to pay Service Provider to manufacture the number of Batches of Product identified in this Product Schedule. If, for any reason other than Service Provider’s breach of the Master Services Agreement or Service Provider’s inability to manufacture the number of Batches set forth herein within the time period(s) specified above, Service Provider manufactures less than the number of Batches set forth herein, then AstraZeneca shall pay Service Provider a fee equal to the Batch price for the Product multiplied by the number of Batches set forth herein, less the total price paid for the manufacture of Product Batches actually manufactured.
5.Miscellaneous. All terms and conditions of the Master Services Agreement apply to this Product Schedule.
ASTRAZENECA PHARMACEUTICALS LP
BY: /s/ Jarrett Palmer
Name: Jarrett Palmer
Title: Operations – BES Director
EMERGENT MANUFACTURING OPERATIONS
BALTIMORE, LLC
BY: /s/ Syed T Husain
Name: Syed T Husain
Title: SVP & CDMO BU Head
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